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                                                                       Exhibit 5
                             Ameritech Corporation
                             30 South Wacker Drive
                            Chicago, Illinois 60606

                               December 19, 1997


Ameritech Capital Funding Corporation
30 South Wacker Drive
Chicago, Illinois 60606

Ameritech Corporation
30 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-3 filed contemporaneously herewith (the "Registration Statement") by Ameritech Capital Funding Corporation, a Delaware corporation ("Capital Funding"), and Ameritech Corporation, a Delaware corporation ("Ameritech"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $1,650,000,000 in aggregate principal amount of debt securities of Capital Funding (the "Debt Securities") and the unconditional guarantees of Ameritech to be endorsed on such Debt Securities (the "Guarantees"). I have also examined the form of Indenture among Capital Funding, Ameritech and Bank One, N.A. (successor to Harris Trust and Savings Bank), as trustee (the "Trustee"), under which the Debt Securities and the Guarantees are proposed to be issued (the "Indenture").

     I have examined such corporate and other records, certificates and documents and reviewed such questions of law as I have considered necessary or appropriate for purposes of this opinion. I have assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of any copies of such documents submitted for examination.

     Based upon the foregoing, I am of the opinion that when the Registration Statement has become effective, and providing no stop order shall have been issued by the Commission relating thereto, and when the Debt Securities and the Guarantees, respectively, have been duly executed, authenticated and delivered against payment therefor in accordance with and in the form set forth in the Indenture and in accordance with the terms of the shareholder and board of directors resolutions, as applicable, and officer's certificates of Capital Funding and Ameritech, the Debt Securities and the Guarantees will constitute legally issued and binding obligations of Capital Funding and Ameritech, respectively, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

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     This opinion is limited to the laws of the States of Illinois and Delaware and to the federal laws of the United States. I assume no obligation to revise or supplement this opinion should the present laws of these jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name in the Prospectus forming a part of the Registration Statement. In giving this consent, I do not concede that I am an expert within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,


                                          /s/ Bruce B. Howat
                                          ----------------------------
                                          Bruce B. Howat
                                          Counsel and Secretary